UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2004

GENERAL GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State of other jurisdiction of incorporation)

333-82277
(Commission File Number)

76-0594911
(IRS Employer Identification No.)

Suite 107 - 1576 Merklin Street, White Rock, British Columbia, Canada V4B 5K2
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.536.5687

N/A
(Former name or former address, if changed from last report)

Item 7. Financial Statements and Exhibits.

99.1 Certificate of Forward Stock Split.

Item 9. Regulation FD Disclosure.

On March 8, 2004, our Board of Directors approved a five (5) for one (1) forward stock split (the "Forward Stock Split") of our authorized, issued and outstanding common stock. The Forward Stock Split was effected with the Nevada Secretary of State on March 11, 2004. As a result, our authorized capital has increased from 10,000,000 to 50,000,000 shares of common stock with a par value of $0.001. We will issue five (5) shares of common stock in exchange for every one (1) share of common stock issued and outstanding. This will increase our issued and outstanding share capital from 2,500,000 shares of common stock to 12,500,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GOLD CORPORATION

/s/ William Whittle
William Whittle, President

Date: March 15, 2004